UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2025

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000
Los Angeles
California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 30, 2025, Rexford Industrial Realty, Inc. (the “Company”), as parent, and Rexford Industrial Realty, L.P. (the “Borrower”), as borrower, entered into a Fifth Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent and a letter of credit issuer, and the other lenders named therein, which amends and restates in its entirety that certain Fourth Amended and Restated Credit Agreement, dated as of May 26, 2022, by and among the Company, the Borrower and Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer.

The Credit Agreement provides for a senior unsecured revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount of $1.25 billion and a senior unsecured term loan facility in an aggregate principal amount of $700 million (the "Term Loan Facility”), comprised of (i) a $300 million term loan tranche (the “Term Loan A-1 Facility”) and (ii) a $400 million term loan tranche (the “Term Loan A-2 Facility”). The maturity date of the Term Loan A-1 Facility is May 26, 2027, and the maturity date of the Term Loan A-2 Facility is May 30, 2030. The maturity date of the Revolving Credit Facility is May 30, 2029 (with two extensions options of six months each). The Credit Agreement includes an accordion feature to increase the revolving commitments or add one or more new tranches of incremental term loans up to an aggregate amount not to exceed $1.05 billion, subject to the satisfaction of specified conditions and the identification of lenders willing to make available such additional amounts.

Amounts outstanding under the Credit Agreement will bear interest at a rate equal to, at the Borrower’s option, either (i) Term SOFR plus the applicable margin; (ii) Daily Simple SOFR plus the applicable margin or (iii) the applicable base rate which is the highest of (a) the federal funds rate plus 0.50%, (b) the administrative agent’s prime rate or (c) Term SOFR plus 1.00%, plus the applicable margin. With respect to the Term Loan A-1 Facility, the applicable margin for Term SOFR will include a credit spread adjustment of 0.10% per annum. The applicable margin with respect to the Term Loan Facility and the applicable margin and credit facility fee (the “Credit Facility Fee”) with respect to the Revolving Credit Facility will be determined based on the Company’s and the Borrower’s Debt Rating (as defined in the Credit Agreement) as follows:

Pricing Level	Debt Rating	Revolving Credit Facility Fee Rate Applicable Margin	Revolving Credit Facility Term SOFR Rate Loan, Daily SOFR Rate Loan, and Letter of Credit Applicable Margin	Revolving Credit Facility Base Rate Loan Applicable Margin	Term Loan A-1 Facility and Term Loan A-2 Facility Term SOFR Rate Loan and Daily SOFR Rate Loan Applicable Margin	Term Loan A-1 Facility and Term Loan A-2 Facility Base Rate Loan Applicable Margin
1	≥ A-/A3	0.125%	0.725%	0.00%	0.80%	0.00%
2	BBB+/Baa1	0.150%	0.775%	0.00%	0.85%	0.00%
3	BBB/Baa2	0.200%	0.850%	0.00%	0.95%	0.00%
4	BBB-/Baa3	0.250%	1.050%	0.05%	1.20%	0.20%
5	<BBB-/Baa3	0.300%	1.400%	0.40%	1.60%	0.60%

The interest rate under the Credit Agreement is also subject to a leverage-based adjustment if the Company’s Leverage Ratio (as defined in the Credit Agreement) is less than 35%. In such case, (1) if one of the Company’s or the Borrower’s Debt Rating is at least BBB- /Baa3 and the other is not lower than BBB-/Baa3, then Pricing Level 3 in the above chart will apply, (2) if one of the Company’s or the Borrower’s Debt Rating is at least BBB/Baa2 and the other is not lower than BBB-/Baa3, then Pricing Level 2 in the above chart will apply, and (3) if one of the Company’s or the Borrower’s Debt Rating is at least BBB+/Baa1 and the other is not lower than BBB/Baa2, then Pricing Level 1 in the above chart will apply.

In addition, the Credit Agreement also features a sustainability-linked pricing component that can periodically adjust the applicable margin by -0.04%, zero or 0.04% and adjust the Credit Facility Fee by -0.01%, zero or 0.01% if the Borrower meets, or does not meet, certain sustainability performance thresholds and/or targets, as applicable.

The Borrower may voluntarily prepay loans under the Credit Agreement in whole or in part at any time, subject to certain notice requirements.

The Credit Agreement is not secured by the Company’s properties or by equity interests in the subsidiaries that hold such properties.

The Credit Agreement includes a series of financial and other covenants that the Company and the Borrower must comply with, including:
•Maintaining a ratio of total indebtedness to total asset value of not more than 60%, except during certain limited periods of time following a material acquisition, during which time such ratio shall not be greater than 65%;
•Maintaining a ratio of total secured debt to total asset value of not more than 45%, except during certain limited periods of time following a material acquisition, during which time such ratio shall not be greater than 50%;
•Maintaining a ratio of adjusted EBITDA to fixed charges of at least 1.50 to 1.0;
•Maintaining a ratio of total unsecured debt to total unencumbered asset value of not more than 60%, except during certain limited periods of time following a material acquisition, during which time such ratio shall not be greater than 65%; and
•Maintaining a ratio of unencumbered NOI to unsecured interest expense of at least 1.75 to 1.0.

The Credit Agreement contains usual and customary events of default including defaults in the payment of principal, interest or fees, defaults in compliance with the covenants set forth in the Credit Agreement and other loan documentation, cross-defaults to certain other indebtedness, and bankruptcy and other insolvency defaults. If an event of default occurs and is continuing under the Credit Agreement, all outstanding principal amounts, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Fifth Amended and Restated Credit Agreement, dated as of May 30, 2025, among Rexford Industrial Realty, L.P., Rexford Industrial Realty, Inc., Bank of America, N.A., as administrative agent and a letter of credit issuer and the other lenders named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
Date: June 2, 2025	By:	/s/ Michael Fitzmaurice
Michael Fitzmaurice Chief Financial Officer